Report of Independent
Registered Public
Accounting Firm

To the Shareholders and
Board of Directors of
Federated Equity Income
Fund, Inc.:

In planning and performing
our audit of the financial
statements of Federated Equity
Income Fund, Inc. (the "Fund")
as of and for the year ended
November 30, 2010, in
accordance with the standards
of the Public Company Accounting
Oversight Board
(United States), we considered
the Fund's internal control over
financial reporting,
including controls over
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness of
the Fund's internal control over
financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial
reporting.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs
of controls. A company's internal
control over financial reporting
is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally
accepted accounting principles.
A company's internal control over
financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records that,
in reasonable detail, accurately
and fairly reflect the transactions
and dispositions of the
assets of the company; (2) provide
reasonable assurance that transactions
are recorded as
necessary to permit preparation of
financial statements in accordance
with generally
accepted accounting principles, and
that receipts and expenditures of
the company are
being made only in accordance with
authorizations of management and
directors of the
company; and (3) provide reasonable
assurance regarding prevention or
timely detection
of unauthorized acquisition, use
or disposition of a company's
assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements.
Also, projections of any evaluation
of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of
changes in conditions, or that
the degree of compliance with the
policies or procedures
may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or
operation of a control does not
allow management or employees, in
the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
in internal control
over financial reporting, such that
there is a reasonable possibility
that a material
misstatement of the company's annual
or interim financial statements
will not be
prevented or detected on a
timely basis.

Our consideration of the Fund's
internal control over financial
reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material weaknesses
under standards
established by the Public Company
Accounting Oversight Board
(United States).
However, we noted no deficiencies
in the Fund's internal control
over financial reporting
and its operation, including
controls over safeguarding
securities, that we consider to
be a
material weakness as defined
above as of November 30, 2010.

This report is intended solely
for the information and use of
management and the Board
of Directors of the Fund and the
Securities and Exchange Commission
and is not
intended to be and should not be
used by anyone other than these
specified parties.


      Ernst & Young LLP

Boston, Massachusetts
January 25, 2011